UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 10, 2005

KEYCORP STUDENT LOAN TRUST 2001-A

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-62624-02	36-4444932

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o KeyBank National Association, as Master Servicer and Administrator,
Attn: Richard L. Vonk, 800 Superior Avenue, Cleveland, Ohio 44114

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:     (216) 828-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At the end of calendar year 2003, the charge-off policy for unguaranteed Group II Student Loans owned by the Trust was revised from a 180-day standard to a 120-day standard. The change was effected because the Master Servicer had been instructed by its principal regulator, the Office of the Comptroller of the Currency, that, based on its interpretation of the Uniform Retail Credit Classification and Account Management Policy, unguaranteed student loans held by national banks should be charged-off for accounting purposes when they are 120 days (rather than 180 days) delinquent. So that the unguaranteed Group II Student Loans owned by the Trust would continue to be managed and administered in the same manner as other unguaranteed loans owned or serviced by the Master Servicer, the same change (from a 180-day standard to a 120-day standard) was applied to the unguaranteed Group II Student Loans owned by the Trust. The Office of the Comptroller of the Currency also instructed that the maximum allowable forbearance period that national banks should grant with respect to unguaranteed student loan borrowers should be reduced to six months from the previous practice of allowing forbearances up to a maximum of 18 months. Accordingly, at that time the maximum forbearance period the Master Servicer applied to the unguaranteed Group II Student Loans owned by the Trust was also shortened.

The Master Servicer believes that a 180-day charge-off policy and a longer maximum forbearance period for unguaranteed Group II Student Loans are consistent with industry practice for unguaranteed student loans held in securitization trusts and that the industry did not move to the 120-day charge-off and shorter forbearance period limit applicable to national banks. Based on its experience, the Master Servicer also believes that a 180-day standard for charge-offs and a longer maximum forbearance period will allow it to pursue collection efforts longer with an improved prospect of recovery. Accordingly, the charge-off policy with respect to the unguaranteed Group II Student Loans owned by the Trust has been changed back to a 180-day standard and the maximum allowable forbearance period has also been adjusted back to the longer limits originally applied. The Master Servicer believes, based on its experience, that these changes are likely to result in better collection performance with respect to the unguaranteed Group II Student Loans by allowing for more flexibility and extended collection efforts.

Also, included within the pool of Group II Student Loans are Key Alternative Loans made to undergraduates attending community colleges, vocational schools and other institutions that were not Title IV eligible. The Master Servicer and the Depositor believe that the inclusion of these loans is consistent with the Depositor’s representation in the Sale and Servicing Agreement that the Financed Private Loans included in the Trust were originated in accordance with the underwriting guidelines made available to relevant parties at inception of the transaction. Through December 31, 2004, losses in the Group II Student Loan pool attributable to Key Alternative Loans to undergraduate students attending non-Title IV eligible institutions have not had a material adverse effect on the performance of the Group II Notes and the Master Servicer does not expect that it is likely for the inclusion of such loans to have a material adverse effect on the Group II Notes in the future. However, if it were determined by the Securities Insurer pursuant to the Sale and Servicing Agreement that these loans were not properly included in the Trust, and that their performance is having a material and adverse effect on the Group II Notes, then the Depositor will take whatever remedial steps are required by the Sale and Servicing Agreement, including, if applicable, repurchasing some or all of these loans.

Forward-looking statements

This report may contain “forward-looking statements” about issues like anticipated Trust performance with respect to one or more classes of notes or the underlying collateral, relative to anticipated levels of loan losses or charge-offs or anticipated improvement in collection performance. These statements usually can be identified by the use of forward-looking language such as “ are likely to result in,” “that is likely” “will be,” “will result in,” “the Master Servicer believes,” “does not expect”, or similar words.

Forward-looking statements pertaining to the future performance of the Trust and the Master Servicer’s expectations, intentions, and other matters are subject to assumptions, risks and uncertainties. For a variety of reasons, including economic conditions, interest rates, financial modeling, accounting principles, legal obligations and regulatory requirements, the Trust’s actual results could differ materially from those contained in or implied by forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005

KeyCorp Student Loan Trust 2001-A

By:	KeyBank National Association, successor in interest to Key Bank USA, National Association, as Master Servicer and Administrator

	By:	/s/ Beth D. Rosenberg

Beth D. Rosenberg
Executive Vice President